
                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                 (In Thousands)


                                           1999      1998      1997
                                           ----      ----      ----
Diluted Earnings Per Share:
Weighted average shares of
common stock outstanding:

Balance outstanding - beginning of year    8,549     8,864     8,826

Weighted average shares
issued during the year ................        1        39        29

Weighted average shares of
treasury stock acquired ...............     (162)      (84)       (9)

Incremental shares of common stock
outstanding giving effect to stock
options ...............................      134       135         -
                                           -----     -----     -----
Weighted balance - end of year ........    8,522     8,954     8,846
                                           =====     =====     =====


                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                 (In Thousands)


                                           1999       1998     1997
                                           ----       ----     ----
Basic Earnings Per Share:
Weighted average shares of
common stock outstanding:

Balance outstanding - beginning of year    8,549     8,864     8,826

Weighted average shares
issued during the year ................        1        39        29

Weighted average shares of
treasury stock acquired ...............     (162)      (84)       (9)
                                           -----     -----     -----
Weighted balance - end of year ........    8,388     8,819     8,846
                                           =====     =====     =====